 Filed Pursuant to Rule 424(b)(7)
 Registration Statement No. 333-289258
Prospectus Supplement
(To Prospectus dated August 5, 2025)
12,500,000 Shares
UL Solutions Inc.
Class A Common Stock

This is a public offering of shares of Class A common stock of UL Solutions Inc. ULSE Inc. (“UL Standards & Engagement” or the “selling stockholder”) is selling 12,500,000 shares of our Class A common stock. We will not be selling any shares in this offering, and we will not receive any proceeds from the sale of shares of our Class A common stock offered by the selling stockholder.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ULS.” On December 3, 2025, the last reported sale price of our Class A common stock as reported on the NYSE was $79.38 per share.
We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes, is convertible at the election of the holder thereof into one share of Class A common stock at any time and is subject to mandatory conversion upon the occurrence of certain events. UL Standards & Engagement is the only holder of our Class B common stock, and immediately following this offering, it will beneficially own 94.3% of the voting power of our outstanding capital stock, assuming no exercise of the underwriters’ option to purchase additional shares of our Class A common stock from the selling stockholder.
We are, and immediately following this offering will continue to be, a “controlled company” as defined under the corporate governance rules of the NYSE.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, and the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider before buying shares of our Class A common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$78.000	$975,000,000
Underwriting discounts and commissions(1)	$2.145	$26,812,500
Proceeds, before expenses, to the selling stockholder	$75.855	$948,187,500
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(1)See “Underwriting” for a description of the compensation payable to the underwriters.
The selling stockholder has granted the underwriters an option for a period of 30 days to purchase up to an additional 1,875,000 shares of Class A common stock from it at the public offering price, less underwriting discounts and commissions. We will not receive any proceeds from the sale of Class A common stock by the selling stockholder pursuant to any exercise of the underwriters’ option to purchase additional shares.

The underwriters expect to deliver the shares against payment in New York, New York on December 5, 2025.
Joint bookrunning managers
(*in alphabetical order)

Goldman Sachs & Co. LLC*			J.P. Morgan*
BofA Securities
Jefferies	UBS Investment Bank		BNP PARIBAS
Co-managers
Baird	BTIG	Houlihan Lokey	Loop Capital Markets
PNC Capital Markets LLC	Raymond James	Stifel	William Blair
AmeriVet Securities	Bancroft Capital	Cabrera Capital Markets LLC	R. Seelaus & Co., LLC
Prospectus dated December 3, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of our Class A common stock. The second part, the accompanying prospectus, dated August 5, 2025, gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference into this prospectus supplement may add to, update or change the information in the accompanying prospectus. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates. If information in this prospectus supplement varies in any way from the information in the accompanying prospectus or in a document we have incorporated by reference, you should rely on the information in the more recent document. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision.
We, the selling stockholder and the underwriters have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Offers to sell, and solicitations of offers to buy, shares of our Class A common stock are being made only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our Class A common stock. Our business, financial condition, operating results and prospects may have changed since such date. You should read this prospectus supplement in its entirety before making an investment decision.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A common stock. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus supplement applicable to those jurisdictions. See “Underwriting.”
“We,” “us,” “our,” “our business,” the “Company,” “UL Solutions” and similar references refer to UL Solutions Inc. and its subsidiaries.
S-ii

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus supplement includes our trademarks, service marks and trade names, including but not limited to our UL Mark (as defined herein) and our logo, which are protected under applicable intellectual property laws. This prospectus supplement also contains trademarks, service marks and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner will not assert, to the fullest extent permitted under applicable law, our or their rights or the right of the applicable licensor to these trademarks, service marks and trade names. “UL Mark” refers to our iconic, registered UL-in-a-circle certification mark and, unless the context otherwise requires, other certification marks, which we authorize our customers to place on their products and packaging and marketing collateral to demonstrate that their products meet the relevant regulatory or other requirements.
MARKET AND INDUSTRY DATA
This prospectus supplement includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry and market reports and other publications, surveys, our customers and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research, and are based on certain assumptions that we believe to be reasonable.
In presenting the market and industry data contained in this prospectus supplement, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the market and industry data included in this prospectus supplement, and upon which the management estimates included herein are in part based, are generally reliable, such information is inherently uncertain and imprecise, and you are cautioned not to give undue weight to such data or the management estimates based on such data. Market and industry data are subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data.
In addition, projections, assumptions and estimates of the future performance of the markets in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates. The content of, or accessibility through, the sources identified herein, except to the extent specifically set forth in this prospectus supplement, does not constitute a portion of this prospectus supplement and is not incorporated herein. In addition, references to third-party publications and research reports herein are not intended to imply, and should not be construed to imply, a relationship with, or endorsement of us by, the third party producing any such publication or report.
S-iii

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access filed documents at the SEC’s website at www.sec.gov.
Our website address is www.ul.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement (except for our SEC filings expressly incorporated by reference in this prospectus supplement).
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including its exhibits, through the SEC’s website as described above.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished (and not filed) in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K:
•Our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”) filed with the SEC on February 20, 2025.
•The information specifically incorporated by reference into our 2024 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2025.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 6, 2025, August 5, 2025 and November 4, 2025, respectively.
•Our Current Reports on Form 8-K filed with the SEC on February 14, 2025, May 22, 2025, August 14, 2025, October 28, 2025 and November 4, 2025 (other than the portions of such documents not deemed to be filed).
•The description of our capital stock contained in Exhibit 4.2 to our 2024 Form 10-K and any amendment or report filed with the SEC for the purpose of updating such description.
If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.
S-iv

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus by writing to us or telephoning us at the address and telephone number set forth below.
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
Attention: Corporate Secretary
(847) 272-8800
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference in this prospectus supplement, and any free writing prospectus prepared by us or on our behalf, including the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the consolidated financial statements and related notes thereto incorporated by reference in this prospectus supplement, before making an investment decision. Some of the statements in this prospectus supplement constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
UL Solutions is a global safety science leader that provides testing, inspection and certification (“TIC”) services and related software and advisory offerings to customers worldwide. We work for a safer world. Our mission drives our actions, inspires our employees and is the key to our success. We strive to be our customers’ most trusted science-based safety, security and sustainability partner. Our history dates back to our founding in 1894 as part of the nonprofit Underwriters Electrical Bureau, a predecessor to Underwriters Laboratories Inc. (“UL Research Institutes”), ULSE Inc. (“UL Standards & Engagement”) and UL Solutions. UL Research Institutes is the sole member of UL Standards & Engagement, which controls the majority of the voting power of our common stock.
Our strong customer relationships, coupled with the essential nature of our core TIC services, drive high customer retention. In 2024, we achieved an approximately 99% customer retention rate amongst our 500 largest customer accounts from each of 2019, 2020, 2021, 2022 and 2023. We calculate our customer retention rate as the percentage of our top 500 customers by revenue in a given year that generate revenue with us in subsequent years, and we measure this metric at the parent level; therefore, a customer for this purpose may be comprised of several subsidiaries and independent businesses.
As the largest TIC services provider headquartered in North America (by revenue) with a global network of laboratories, we provided a comprehensive set of product safety, security and sustainability solutions to more than 80,000 customers across over 110 countries in 2024, including approximately 60% of the Fortune 500 and Fortune’s Global 500 companies. Our distinguished heritage and our long history of operating at the forefront of safety science enables us to achieve and maintain more than 650 technical accreditations and 76 commercial software solutions, and to remain active in over 1,300 standards panels and technical committees globally, which underpins the expertise we offer to our customers. Furthermore, we offer over 400 independent third-party conformity assessment services around the world and are capable of testing and certifying against over 4,000 global standards, which affords us vast insight into the safety of products across a wide range of end markets and geographies. We are the owner of the iconic UL Mark that appears on billions of products around the world. We offer our customers global market access services that help them ensure the safety and quality of their products while also supporting their efforts to manage the broader risks they face throughout their product lifecycle processes.
The outsourced product TIC market, where we currently focus, is served by our Industrial and Consumer segments, which provide comprehensive testing, inspection and certification services to customers across a broad array of end markets. Our Software and Advisory (“S&A”) segment is a global provider of software, data and advisory solutions, enabling our customers to manage complex regulatory requirements, deliver supply chain transparency and operationalize sustainability. We generate revenue in these segments and the following service categories: Certification Testing; Ongoing Certification Services; Non-certification Testing and Other Services; and Software. As the global economy continues to evolve and becomes more digital and inter-connected, our customers continue to seek ways to bridge traditional TIC needs with next generation cloud-based software and services to better mitigate risk and enhance their business performance.

As a result of our organic and inorganic growth, we are the number one TIC services provider for products and a top ten TIC provider globally as measured by revenue, with a compound annual revenue growth rate (“CAGR”) of approximately 7% from 2011 to 2024.
Revenue ($ in millions)
__________________
(1)Revenue for 2011 includes $81 million for UL-CCIC Company Limited, a joint venture interest of UL Solutions that was originally reported using the equity method of accounting.
Our Industry
The global TIC market comprises a broad variety of services that support recognized safety standards, compliance and trust across a diverse set of end markets and applications. TIC services include laboratory and on-site testing, process audits, inspections across the supply chain, data consistency and other verification services and initial and ongoing certification. These services are a key component of fulfilling public safety mandates, safeguarding global trade and ensuring accountability in local and global markets. These services benefit a variety of stakeholders, including manufacturers and their customers, consumers of goods and services, regulatory authorities and other authorities having jurisdiction (“AHJs”) and other governing bodies. We believe that the size of the global TIC market in 2022 was approximately $240 billion.
The global TIC market is segmented into the insourced TIC market (approximately 60% of the overall market) and the outsourced TIC market (approximately 40%). The insourced TIC market consists of companies that self-perform TIC services as part of their own quality control processes. The outsourced TIC market consists of third-party, independent TIC service providers like us. We believe that the size of the outsourced TIC market in 2022 was approximately $99 billion. Over time, we expect the outsourced TIC market to grow slightly faster than the global TIC market due to more companies outsourcing TIC services as a means to control costs, address labor shortages and respond quickly to new standards and regulations.
The outsourced TIC market can broadly be divided into outsourced product TIC and other outsourced TIC. The outsourced product TIC market, where we currently focus, provides TIC services for a wide array of products, components, assets and supply chains, including end markets served by our Consumer and Industrial segments. Additionally, this market includes emerging software, data and advisory solutions offered by our S&A business. The other outsourced TIC market comprises services not directly related to products and components and supports markets including oil, gas, minerals, food and agriculture, marine and construction and infrastructure.
The outsourced product TIC market is generally less cyclical and benefits more from technological innovation than many sectors of the other outsourced TIC market. We believe that the size of the outsourced product TIC market in 2022 was approximately $38 billion and believe the market will grow at a CAGR of 5% to 6% from 2022 to 2026 based on management estimates of the outsourced product TIC market, weighted to our current operations. This growth estimate is based in part on the following assumptions: growth of the industry’s underlying end markets; increasing regulatory requirements (including from governments and insurers); modest price increases; and

TIC service expansions. We also believe that, in 2022, we had the number one market share globally (by revenue) in the outsourced product TIC market.
__________________
Source: 2022 market data based on UL Solutions estimates
Our Segments
Industrial
Our Industrial segment provides TIC services to help ensure that our customers’ industrial products meet or exceed international standards for product safety, performance, cybersecurity and sustainability. Our services address needs across a number of end markets, including energy, industrial automation, engineered materials (plastics and wire and cable) and built environment, and across a variety of stakeholders, including manufacturers, building and asset owners, end users and regulators. We believe the products we test, certify and inspect in this segment generally represent very high cost of failure components, which in turn drives customers in this segment to choose providers like us based on our deep technical expertise, consistency and quality of service.
Consumer
Our Consumer segment provides a variety of global product market acceptance and risk mitigation services for customers in the consumer products end market, including consumer electronics, medical devices, information technologies, appliances, HVAC, lighting and retail (softlines and hardlines) and emerging consumer applications, including new mobility, smart products and 5G. The primary services offered by this segment include safety certification testing, ongoing certification, global market access, testing for connectivity, performance and quality and critical systems advisory and training.
Software and Advisory
Our S&A segment provides complementary software and advisory solutions that extend the value proposition of TIC services we offer. The software and technical advisory offerings enable our customers to manage complex regulatory requirements, deliver supply chain transparency and operationalize sustainability.
Corporate Information
UL Solutions was incorporated as Underwriters Laboratories (USA) Inc. in 2008 and changed its name to UL Inc. in 2011. In 2012, UL Research Institutes transferred its TIC activities to UL Inc., and in 2021, UL Research

Institutes transferred its standards activities to UL Standards & Engagement. On June 16, 2022, we changed our name to UL Solutions Inc. UL Research Institutes remains a tax-exempt nonprofit organization and continues to engage in scientific research activities. UL Solutions remains an indirect subsidiary of UL Research Institutes, with the same goal of advancing public safety.
Our corporate headquarters are located at 333 Pfingsten Road, Northbrook, Illinois 60062, and our telephone number is (847) 272‑8800. Our website address is www.ul.com; however, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference in, this prospectus supplement or the registration statement of which it forms a part.

THE OFFERING

Class A common stock offered by the selling stockholder	12,500,000 shares.

Underwriters’ option to purchase additional shares of Class A common stock
The underwriters have an option to purchase up to 1,875,000 additional shares of Class A common stock from the selling stockholder at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Class A common stock to be outstanding upon completion of this offering	75,382,235 shares (or 77,257,235 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full).

Class B common stock to be outstanding upon completion of this offering	125,630,000 shares (or 123,755,000 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full).

Class A and Class B common stock to be outstanding upon completion of this offering	201,012,235 shares.

Use of proceeds	We will not receive any proceeds from the sale of Class A common stock by the selling stockholder, including any exercise by the underwriters of their option to purchase additional shares of Class A common stock from the selling stockholder. See “Use of Proceeds.”

Controlled company	We are, and immediately following this offering, will continue to be, a “controlled company” within the meaning of the corporate governance rules of the NYSE.

Voting rights
We have two classes of common stock, Class A common stock and Class B common stock. The rights of holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes, is convertible at the election of the holder thereof into one share of Class A common stock at any time and is subject to mandatory conversion upon the occurrence of certain events, as further described in “Description of Capital Stock.”
UL Standards & Engagement is the only holder of our Class B common stock, and immediately after this offering, it will beneficially own 62.5% of our outstanding capital stock and hold 94.3% of the voting power of our outstanding capital stock (or 61.6% and 94.1%, respectively, if the underwriters exercise their option to purchase additional shares of our Class A common stock from the selling stockholder in full). UL Standards & Engagement, as the sole holder of our outstanding Class B common stock, has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change of control transaction. Under our Amended and Restated Certificate of Incorporation (“Amended Charter”) and our Stockholder Agreement with UL Standards & Engagement, dated April 2, 2024 (the “Stockholder Agreement”), UL Standards & Engagement has certain information, consent and other governance rights that give UL Standards & Engagement significant influence over certain of our corporate and governance matters.
See “Selling Securityholder” and “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—The substantial ownership of our common stock by UL Standards & Engagement, together with the dual class structure of our common stock and UL Standards & Engagement’s governance and consent rights under our Amended Charter and the Stockholder Agreement, concentrates voting control with UL Standards & Engagement for the foreseeable future, which limits the ability of our other investors to influence corporate matters, including the election or removal of directors and the approval or rejection of any change of control transaction” for additional information.

Dividend policy
Under our dividend policy, any determination as to the declaration and payment of dividends, if any, is at the discretion of our board of directors, subject to capital availability, applicable laws and compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness, as well as our Amended Charter and the Stockholder Agreement. Any such determination will also depend upon periodic determinations by our board of directors that cash dividends are in the best interest of our stockholders, and upon our earnings, cash flow, business outlook and prospects, results of operations, financial condition, liquidity, future cash requirements and availability and other factors that our board of directors may deem relevant.
We currently intend to continue making a regular quarterly cash dividend on our common stock, although we cannot give any assurance that dividends will be paid in the future. In 2025, we increased our regular quarterly dividend to 13 cents per share, resulting in a $26 million dividend in each of the first, second and third quarters of 2025, which we paid in March, June and September, respectively. We intend to periodically assess the size of the regular quarterly dividend based on our dividend policy and the factors noted above. See “Dividend Policy.”

Risk factors
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-9 and other information included in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our Class A common stock.

Listing	Our Class A common stock is listed on the NYSE under the symbol “ULS.”
The number of shares of our Class A common stock and Class B common stock that will be outstanding upon the completion of this offering is based on 62,882,235 shares of our Class A common stock and 138,130,000 shares of our Class B common stock outstanding as of November 24, 2025, and excludes:
•19,261,531 shares of Class A common stock available for issuance pursuant to equity awards approved under the UL Solutions Inc. Long-Term Incentive Plan (formerly known as the UL Inc. Long-Term Incentive Plan and referred to herein as the “Pre-IPO LTIP”), of 20,000,000 shares initially reserved, and the UL Solutions Inc. 2024 Long-Term Incentive Plan (the “2024 LTIP”), which includes the following:
◦based on the last reported sale price of our Class A common stock on December 1, 2025, as reported on the NYSE, 829,282 shares that will become issuable upon the exercise and settlement of stock-settled stock appreciation rights (“SARs”) under the Pre-IPO LTIP, with a weighted-average exercise price of $24.00 per share;
◦based on the last reported sale price of our Class A common stock on December 1, 2025, as reported on the NYSE, and performance achievement at target, 298,912 shares that will become issuable upon the settlement of performance cash awards under the Pre-IPO LTIP that were converted to stock-settled awards in connection with the IPO;
◦1,019,296 shares that will become issuable upon the vesting of restricted stock units;

◦assuming performance achievement at target, 612,184 shares that will become issuable upon the vesting of performance share units; and
◦1,956,315 shares that will become issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $28.00 per share; and
•4,726,234 additional shares of Class A common stock reserved for issuance under the UL Solutions Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”).
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 1,875,000 shares of our Class A common stock from the selling stockholder in this offering.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in this prospectus supplement, together with all the other information contained in the accompanying prospectus and incorporated by reference herein or therein or in any related free writing prospectus. You should also consider the risks, uncertainties and other factors described in “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes incorporated by reference herein from our 2024 10-K, as supplemented and updated by subsequent Quarterly Reports that we have filed or will file with the SEC, and other documents which are incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time in any prospectus supplement and by other reports we file with the SEC in the future, before deciding to invest in our Class A common stock. The occurrence of any of the events described below could have a material adverse effect on our business, operating results, financial condition, liquidity or prospects. In any such event, the market price of our Class A common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and Ownership of Our Class A Common Stock
Our Class A common stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors.
Many factors, some of which are outside our control, may cause the market price of our Class A common stock to fluctuate significantly, including those described elsewhere in this “Risk Factors” section and this prospectus supplement, as well as the following:
•our operating and financial performance and prospects;
•our quarterly or annual earnings, or those of other companies in our industry, compared to market expectations;
•conditions that impact demand for our services, including demand in our industry generally;
•future announcements concerning our business or our competitors’ businesses;
•the public’s reaction to our press releases, other public announcements and filings with the SEC;
•coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;
•market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
•strategic actions by us or our competitors, such as acquisitions or restructurings;
•changes in laws or regulations which adversely affect our industry or us;
•changes in trade flow and the global supply chain;
•geopolitical factors, including sanctions laws;
•changes in accounting standards, policies, guidance, interpretations or principles;
•changes in our board of directors, senior management, or key personnel;
•issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;
•changes in our dividend policy;
•adverse resolution of new or pending litigation or other claims against us; and

•changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, global pandemics, acts of war and responses to such events.
As a result, volatility in the market price of our Class A common stock may prevent investors from being able to sell their Class A common stock at or above the public offering price, or at all. These broad market and industry factors may materially reduce the market price of our Class A common stock for this offering, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A common stock is low. As a result, you may suffer a loss on your investment.
In the past, stockholders have brought securities class action lawsuits following periods of market volatility or stock price declines. If we are involved in securities litigation, we could incur substantial costs, and our resources and the attention of management could be diverted from our business.
The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock, in adverse publicity or in other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. Accordingly, our dual class share structure makes us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices may not invest in our Class A common stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. Because of the dual class structure of our common stock, we will likely be excluded from certain indices and we cannot assure that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result of any of the foregoing, the market price of our Class A common stock could be adversely affected.
The substantial ownership of our common stock by UL Standards & Engagement, together with the dual class structure of our common stock and UL Standards & Engagement’s governance and consent rights under our Amended Charter and the Stockholder Agreement, concentrates voting control with UL Standards & Engagement for the foreseeable future, which limits the ability of our other investors to influence corporate matters, including the election or removal of directors and the approval or rejection of any change of control transaction.
Pursuant to our Amended Charter, our Class B common stock has ten votes per share, and our Class A common stock has one vote per share. Following this offering, UL Standards & Engagement, as the sole holder of our outstanding Class B common stock, will beneficially own 62.5% of our outstanding capital stock and hold 94.3% of the voting power of our outstanding capital stock (or 61.6% and 94.1%, respectively, if the underwriters exercise their option to purchase additional shares of our Class A common stock in full). As a result, UL Standards & Engagement has control over a majority of the combined voting power of all of our Class A common stock and Class B common stock and therefore is able to control all matters submitted to our stockholders for approval until the earlier of 5:00 p.m. New York City time on (1) the seven year anniversary of the date of the closing of the IPO and (2) the date on which the number of outstanding shares of Class B common stock held by UL Standards & Engagement and certain permitted transferees represents less than 35% of the shares of Class B common stock that UL Standards & Engagement held immediately following the IPO. This concentrated control limits or precludes the ability of our other investors to influence corporate matters for the foreseeable future. For example, for the foreseeable future, UL Standards & Engagement will have sufficient voting power to determine the outcome with respect to elections of directors and the composition of our board (including whether certain of our directors also hold a management or board position with UL Standards & Engagement or UL Research Institutes), amendments to our Amended Charter, amendments to our Amended and Restated Bylaws (“Amended Bylaws”) that are subject to a stockholder vote, increases to the number of shares available for issuance under our equity incentive plans or adoption of new equity incentive plans and approval or rejection of any merger, consolidation, sale of all or substantially all of our assets or other major corporate transaction requiring stockholder approval. This concentrated control may directly or indirectly preclude us from pursuing opportunities we would otherwise pursue, including growth opportunities, which in turn may adversely affect our business, financial condition and results of operations. In addition, this concentrated control may also prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. This control may also adversely affect the market price of our Class A common stock.
Furthermore, pursuant to our Amended Charter and the Stockholder Agreement, UL Standards & Engagement is entitled to nominate up to four directors to our board based on its beneficial ownership of our common stock, and, until UL Standards & Engagement no longer beneficially owns at least 25% of the voting power of our then-outstanding voting stock, certain significant corporate actions taken by us or our subsidiaries require the prior written consent of UL Standards & Engagement. These actions include, subject to certain exceptions:
•entering into any new material line of business, excluding TIC and S&A activities;
•merging or consolidating with or into any other entity, other than in connection with certain internal restructurings or strategic transactions;
•acquiring stock or assets or entering into joint ventures, in each case involving consideration or obligations, as applicable, exceeding 15% of our equity market capitalization in any fiscal year;
•selling, transferring or disposing of assets with a book value exceeding 5% of our equity market capitalization in any fiscal year;
•issuing securities (i) at a price below fair market value, other than an underwritten public offering for cash, (ii) with rights that are senior to the rights of the holders of our Class B common stock, (iii) that would result in dilution of greater than 10% of our then-outstanding common stock, or (iv) that would result in UL Standards & Engagement beneficially owning less than a majority of our then-outstanding securities;
•repurchasing any of our securities in an amount exceeding 5% of our then-outstanding securities in any fiscal year;
•incurring indebtedness for borrowed money that would cause a downgrade of our debt securities from any of Moody’s Investor Service, Inc., Standard & Poor’s Ratings Group or Fitch Ratings, Inc. below investment grade;
•increasing the size of our board of directors to greater than 15 directors;
•hiring any CEO other than our current CEO, Ms. Jennifer Scanlon;
•paying or declaring any dividend inconsistent with our dividend policy, or modifying or amending our dividend policy;
•making a loan to any third party or purchasing any debt securities other than in connection with intercompany loans between UL Solutions and its subsidiaries; and
•amending, modifying or repealing our Amended Charter or our Amended Bylaws in a manner that disproportionately adversely affects UL Standards & Engagement.
As nonprofit entities, and in furtherance of their public safety missions, UL Research Institutes and UL Standards & Engagement collaborate with a wide variety of stakeholders, some of which may have views and interests that differ and diverge from those of us, our customers and other holders of our capital stock. For example, UL Research Institutes, which is the sole member of UL Standards & Engagement, could conduct safety-science research, the results of which may have negative implications for certain of our customers or their products. Similarly, UL Standards & Engagement could develop and publish safety standards that negatively impact certain of our customers, for example by requiring the re-design or re-engineering of products to comply with the requirements of the UL Standards & Engagement standards, which could increase our customers’ costs and delay market entry of the products. Affected customers may take actions that negatively affect our business. So long as UL Standards & Engagement continues to own a significant amount of the combined voting power of our outstanding capital stock, UL Standards & Engagement will continue to be able to strongly influence or effectively control our decisions, including potential mergers or acquisitions, asset sales and other significant corporate transactions.
We are a “controlled company” within the meaning of the rules of the NYSE and, as a result, qualify for exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.
Upon completion of this offering, UL Standards & Engagement will control 94.3% of the combined voting power of our outstanding capital stock (or 94.1% if the underwriters exercise their option to purchase additional shares of our Class A common stock in full). As a result, we will continue to be a “controlled company” within the meaning of the corporate governance standards of the NYSE and may elect not to comply with certain corporate governance requirements, including:
•the requirement that a majority of the board of directors consist of independent directors;
•the requirement that our nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•the requirement that our human capital and compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•the requirement for an annual performance evaluation of our nominating and corporate governance and human capital and compensation committees.
While we do not currently intend to take advantage of any of these exemptions, for so long as we remain a controlled company, we may at any time and from time to time utilize any or all of such exemptions. As a result, our board of directors and committees may have more directors who do not meet the NYSE’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet the standards are free of any conflicting interest that could influence their actions as directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.
If UL Standards & Engagement sells a controlling interest in our company to a third party in a private transaction, investors may not realize any change-of-control premium on shares of our Class A common stock and we may become subject to the control of a presently unknown third party.
After the completion of this offering, UL Standards & Engagement will beneficially own 62.5% of our outstanding common stock and control 94.3% of the combined voting power of our outstanding common stock (or 61.6% and 94.1%, respectively, if the underwriters exercise their option to purchase additional shares of our Class A common stock in full). UL Standards & Engagement has the ability, should it choose to do so, to sell some or all of its shares of our common stock in a privately negotiated transaction, which, if sufficient in size, could result in a change of control of our Company. The ability of UL Standards & Engagement to privately sell its shares of our common stock, with no requirement for a concurrent offer to be made to acquire all of the shares of our common stock that are publicly traded, could prevent investors from realizing any change-of-control premium on shares of our common stock that may otherwise accrue to UL Standards & Engagement on its private sale of our common stock. UL Standards & Engagement may choose to pursue such sale transactions to raise proceeds to be used in furtherance of its public safety charitable mission or because UL Standards & Engagement determines a sale transaction is otherwise in its best interests. The timing and amount of any such sale transaction may be based on the funding needs of UL Standards & Engagement and could be executed at a time or times that otherwise may not be in the best interests of us and our other stockholders. Subject to the lock-up agreement UL Standards & Engagement has agreed to enter into in connection with this offering and applicable law, UL Standards & Engagement is entitled to sell shares of our Class A common stock at a time or times and in such amounts that UL Standards & Engagement determines to be in the best interests of UL Standards & Engagement. Additionally, if UL Standards & Engagement

privately sells its significant equity interest in our Company, we may become subject to the control of a presently unknown third party. Such third party may have conflicts of interest with those of our other stockholders. In addition, if UL Standards & Engagement sells a controlling interest in our Company to a third party, our outstanding indebtedness may be subject to acceleration, our liquidity could be impaired and our third-party commercial agreements and relationships could be impacted. Any resulting change in control could also have a negative effect on our various agreements with UL Standards & Engagement, including with respect to our access to UL Standards & Engagement’s library of standards, any of which could adversely affect our ability to run our business and may have a material adverse effect on our financial condition and results of operations.
Conflicts of interest may arise because certain of our directors hold, or may in the future hold, a management or board position with UL Standards & Engagement or UL Research Institutes.
We are controlled by UL Standards & Engagement, of which UL Research Institutes is the sole member. UL Research Institutes is focused on the research and exploration of, and communication about, threats to human safety, and UL Standards & Engagement is focused on the translation of research insights into practical innovations to advance human safety through the development of safety standards and proactive communication, advocacy and policy initiatives related thereto. From time to time, certain of our directors are, and may become, trustees, directors or officers of UL Standards & Engagement or UL Research Institutes. The interests of any such director in UL Standards & Engagement or UL Research Institutes and us could create, or appear to create, conflicts of interest with respect to decisions involving both us and UL Standards & Engagement or UL Research Institutes that could have different implications for them and us. These decisions could, for example, relate to:
•disagreement over corporate opportunities;
•succession planning, employee retention or recruiting;
•capital deployment, including our debt levels and dividend policy; and
•the services and arrangements with UL Standards & Engagement and UL Research Institutes.
Conflicts of interest could also arise if we enter into any new arrangements with UL Standards & Engagement or UL Research Institutes in the future. The presence of trustees, directors or officers of UL Standards & Engagement or UL Research Institutes on our board of directors could create, or appear to create, conflicts of interest and conflicts in allocating their time with respect to matters involving both us and UL Standards & Engagement or UL Research Institutes that could have different implications for either entity than they do for us. In particular, as of the date of this preliminary prospectus supplement, James M. Shannon serves as a member of the board of trustees of UL Research Institutes and as chairman of the board of directors of UL Standards & Engagement and James P. Dollive, Elisabeth Tørstad and George A. Williams serve as members of the board of trustees of UL Research Institutes, with Mr. Williams serving as the chairman of such board of trustees. Provisions of our Amended Charter and Amended Bylaws as well as certain of our policies address corporate opportunities that are presented to any of our directors who, from time to time, are also trustees, directors or officers of UL Standards & Engagement or UL Research Institutes.
For example, our Amended Charter provides that the doctrine of “corporate opportunity” does not apply with respect to UL Standards & Engagement, any of its directors, officers or employees or any of its or their affiliates (other than UL Solutions and its subsidiaries). The doctrine of corporate opportunity generally provides that a corporate fiduciary may not develop an opportunity using corporate resources, acquire an interest adverse to that of the corporation or acquire property that is reasonably incident to the present or prospective business of the corporation or in which the corporation has a present or expectancy interest, unless that opportunity is first presented to the corporation and the corporation chooses not to pursue that opportunity. Because the doctrine of “corporate opportunity” does not apply with respect to UL Standards & Engagement, any of its directors, officers or employees or any of its or their affiliates (other than UL Solutions and its subsidiaries), each such “exempt person” has no duty to communicate or present certain corporate opportunities to us, and has the right to either hold such corporate opportunity for their (and their affiliates’) own account and benefit or to recommend, assign or otherwise transfer such corporate opportunity to persons other than us, including to any director or stockholder who is not employed by us or our subsidiaries. As a result, UL Standards & Engagement, its directors, officers or employees or any of its or their affiliates (other than UL Solutions and its subsidiaries) are not prohibited from operating or investing in competing businesses.
We cannot guarantee that our Amended Charter, Amended Bylaws or policies adequately address potential conflicts of interest, that potential conflicts of interest will be resolved in our favor or that we will be able to take advantage of corporate opportunities presented to any such individual who is a trustee or director of both us and UL Standards & Engagement or UL Research Institutes. As a result, we may find ourselves in competition with UL Standards & Engagement or UL Research Institutes, and we may be precluded from pursuing certain advantageous transactions or growth initiatives.
Our inability to resolve in a manner favorable to us any potential conflicts or disputes that arise between us and UL Standards & Engagement or UL Research Institutes with respect to our past and ongoing relationships could materially adversely affect our business and prospects.
Potential conflicts or disputes may arise between UL Standards & Engagement or UL Research Institutes and us in a number of areas relating to our past or ongoing relationships, including:
•our dividend policy or potential future share repurchase policy;
•UL Research Institutes’ research activities and the business or interests of our customers;
•intellectual property or other proprietary rights, including the use of our brand;
•joint communications and branding activities with either or both entities;
•operational activities related to support services provided by us to UL Standards & Engagement and UL Research Institutes, including information technology, human resources, benefits, finance and accounting, shared real estate, legal and other services;
•business opportunities that may be attractive to us and either entity;
•the nature, quality and pricing of services either entity has agreed, or may in the future agree, to provide us;
•tax, employee benefit, indemnification and other matters arising from our relationship with either entity;
•business combinations involving us;
•any matters over which UL Standards & Engagement will have consent rights pursuant to our Amended Charter and the Stockholder Agreement; and
•the terms of the current or future agreements between us and UL Standards & Engagement or UL Research Institutes.
Any such conflicts or disputes, if not satisfactorily resolved, could have a material adverse effect on our business and prospects. The resolution of any potential conflicts or disputes between us and UL Standards & Engagement or UL Research Institutes over these or other matters may be less favorable to us than the resolution we might achieve if we were dealing with an unaffiliated third party. Furthermore, the agreements we have entered into with UL Standards & Engagement and UL Research Institutes are of varying durations and may be amended upon agreement of the parties. For so long as we are controlled by UL Standards & Engagement, we may be unable to negotiate renewals or amendments to these agreements, if required, on terms as favorable to us as those we would be able to negotiate with an unaffiliated third party.
In connection with our IPO, we entered into a Stockholder Agreement with UL Standards & Engagement, pursuant to which UL Standards & Engagement has certain information, consent and other governance rights that give UL Standards & Engagement significant influence over certain of our corporate and governance matters. The consent, board designation and related rights are also contained in our Amended Charter.

There can be no assurance that we will continue to declare cash dividends or decide to repurchase our shares at all or in any particular amounts.
Payment of quarterly dividends or repurchase of our shares are subject to capital availability and periodic determinations by our board of directors that cash dividends are in the best interest of our stockholders and are in compliance with all laws and agreements applicable to the declaration and payment of cash dividends by us. Future dividends and share repurchases may also be affected by, among other factors: our views on potential future capital requirements for investments, including acquisitions; legal risks; stock repurchase programs; changes in federal and state income tax laws or corporate laws; contractual restrictions; and changes to our business model. Our dividend payments and share repurchases may change from time to time, and we cannot provide assurance that we will continue to declare dividends or decide to repurchase shares at all or in any particular amounts. A reduction or suspension in our dividend payments could have a negative effect on our stock price. Additionally, under our Amended Charter and the Stockholder Agreement, until UL Standards & Engagement no longer beneficially owns at least 25% of the voting power of our then-outstanding voting stock, we are restricted from paying or declaring any dividend or other distribution that is inconsistent with our current dividend policy, or modifying or amending our dividend policy, without the prior written consent of UL Standards & Engagement. See “Dividend Policy.”
Distributions we pay on our Class A common stock may not qualify as dividends for U.S. federal income tax purposes, which could adversely affect the U.S. federal income tax consequences to you of owning our Class A common stock.
For U.S. federal income tax purposes, a distribution we pay on a share of our Class A common stock generally will be treated as a dividend only to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Our accumulated earnings and profits as of December 31, 2023 were zero. While we generated earnings and profits for U.S. federal income tax purposes in 2024 and we expect to generate earnings and profits for such purposes in subsequent tax years, our ability to generate such earnings and profits in any year may be impacted by external or other factors that are uncertain and difficult to predict. Any distribution (or portion of a distribution) not constituting a dividend will be treated as first reducing your adjusted basis in your shares of our Class A common stock and, to the extent that the distribution exceeds your adjusted basis in your shares of our Class A common stock, as gain from the sale or exchange of such shares. In addition, if you are a domestic corporation, you will not be entitled to claim a “dividends-received” deduction, which may apply to dividends received from other domestic corporations.
Prospective foreign investors should see “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Class A Common Stock” for a more detailed description of the material U.S. federal income tax consequences of the ownership and disposition of shares of our Class A common stock to such investors.
We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Class A common stock, which could depress the price of our Class A common stock.
Our Amended Charter authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of preferred stock and to fix the number of shares constituting any series, without any further vote or action by our stockholders, except as set forth in our Amended Charter and the Stockholder Agreement. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, which could discourage bids for our Class A common stock at a premium to the market price, and may materially and adversely affect the market price and the voting and other rights of the holders of our Class A common stock.

Future sales and issuances of our Class A common stock and Class B common stock or rights to purchase our Class A common stock or Class B common stock (or other equity securities or securities convertible into our Class A common stock), including pursuant to our equity incentive plans, or the perception of future sales, by us, UL Standards & Engagement or our other existing stockholders in the public market following this offering, could result in dilution of the percentage ownership of our stockholders and could cause the market price for our Class A common stock to decline.
The sale of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales may occur, following this offering could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price we deem appropriate. Upon completion of this offering, based on the shares outstanding as of November 24, 2025, we will have a total of 75,382,235 shares of our Class A common stock outstanding (or 77,257,235 shares if the underwriters exercise in full their option to purchase additional shares from the selling stockholder) and 125,630,000 shares of Class B common stock outstanding (or 123,755,000 shares if the underwriters exercise in full their option to purchase additional shares from the selling stockholder). Shares of our Class B common stock are convertible into an equivalent number of shares of our Class A common stock and generally convert into shares of our Class A common stock upon transfer. All shares of Class B common stock outstanding immediately after completion of this offering will be owned by UL Standards & Engagement.
All of the shares of Class A common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act (“Rule 144”), may be sold only in compliance with certain limitations.
Sales of our Class A common stock made as restrictions on resale end or made pursuant to registration rights may make it more difficult for us to raise additional funds through offerings of our shares of Class A common stock or other securities. Further, the market price of our shares of Class A common stock could drop significantly if the holders of such restricted shares sell them or are perceived by the market as intending to sell them and could make it more difficult for you to sell shares of our Class A common stock.
In connection with this offering, we, our executive officers, our directors, the selling stockholder and certain other individuals have agreed to sign lock-up agreements that, subject to certain exceptions, restrict the sale of the shares of our Class A common stock and certain other securities held by us or them, as applicable, until 60 days following the date of this prospectus supplement. Upon the expiration of the lock-up agreements, shares held by UL Standards & Engagement and our executive officers, our directors and certain other individuals will be eligible for resale in the public market subject, in the case of shares held by our affiliates, to volume, manner of sale, and other limitations. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion and at any time without notice, release all or any portion of the shares or securities subject to any such lock-up agreements. See “Underwriting” for a description of these lock-up agreements.
In addition, pursuant to the Registration Rights Agreement, dated April 2, 2024, by and between UL Standards & Engagement and UL Solutions (the “Registration Rights Agreement”), UL Standards & Engagement has certain registration rights, including the right, subject to certain conditions, to require us to register the offer and sale of its shares of our Class A common stock under the Securities Act (including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock). Following the completion of this offering, the shares covered by registration rights will represent approximately 62.5% of our outstanding common stock (or 61.6%, if the underwriters exercise in full their option to purchase additional shares from the selling stockholder). Registration of any of these outstanding shares of Class A common stock or shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement.
Exercise of such registration rights and any subsequent sales of a large number of shares of our Class A common stock or Class B common stock by UL Standards & Engagement could cause the prevailing market price of our Class A common stock to decline. Subject to the lock-up agreement UL Standards & Engagement has agreed to sign in connection with this offering, the Registration Rights Agreement and applicable law, UL Standards &

Engagement will determine the timing and amount of such sales, which determination may be based upon UL Standards & Engagement’s funding needs or other factors UL Standards & Engagement deems relevant to the furtherance of its public safety charitable mission or otherwise in its best interests, and such sales could be executed by UL Standards & Engagement at a time or times that otherwise may not align with the interests of the Company and our other stockholders.
Future transfers, including sales, by UL Standards & Engagement of shares of Class B common stock, will generally result in those shares automatically converting into shares of Class A common stock, subject to limited exceptions. The conversion of Class B common stock into Class A common stock as a result of such transfers or exchanges would dilute holders of Class A common stock in terms of voting power within the Class A common stock, including holders of shares purchased in this offering.
From time to time in the future, subject to our Amended Charter and the Stockholder Agreement, including UL Standards & Engagement’s consent rights thereunder, we are also permitted to issue additional shares of our Class A common stock or securities convertible into Class A common stock, including additional shares of our Class B common stock, pursuant to a variety of transactions, including investments and acquisitions. The issuance by us of additional shares of our Class A common stock or securities convertible into our Class A common stock, including additional shares of our Class B common stock, would dilute your ownership of us, and the sale of a significant amount of such shares in the public market or otherwise could adversely affect prevailing market prices of our Class A common stock. We regularly evaluate potential investment and acquisition opportunities, including ones that would be significant to us. The issuance of additional securities in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Class A common stock.
We have incurred, and will continue to incur, significant costs as a result of being a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.
We have incurred, and will continue to incur, significant costs associated with corporate governance requirements that are applicable to us as a newly public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Exchange Act, as well as under the rules of the NYSE. These rules and regulations significantly increase our accounting, legal and financial compliance costs and make some activities more time consuming. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.
We also expect these rules and regulations to make it more expensive for us to maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. In addition, our management team needs to devote substantial attention to transitioning to interacting with public company analysts and investors and complying with the increasingly complex laws pertaining to public companies, which may divert attention away from the day-to-day management of our business. Increases in costs incurred or diversion of management’s attention as a result of becoming a publicly traded company may adversely affect our business, financial condition and results of operations.
As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.
As a public reporting company, we are subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations require, among other things, that we periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company place a considerable strain on our financial and management systems, processes, and controls, as well as on our personnel.
In addition, as a public company, we are required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal controls over financial reporting. The process of reviewing and improving our internal controls is both costly and challenging and may also require substantial attention from our management team, which could negatively impact other matters that are important to our business.
If our senior management is unable to conclude that we have effective internal controls over financial reporting, or to certify the effectiveness of such controls, and our independent registered public accounting firm cannot render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so, and material weaknesses in our internal control over financial reporting are identified, we could be subject to regulatory scrutiny, a loss of public and investor confidence and litigation from investors and stockholders, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our Class A common stock price and adversely affect our business, financial condition and results of operations. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the exchange upon which our securities are listed or other regulatory authorities, which would require additional financial and management resources.
Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and depress the market price of our Class A common stock.
Our Amended Charter, Amended Bylaws, Stockholder Agreement and Delaware law contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. For example, our Amended Charter provides that, from and after the Sunset Date:
•our board of directors will be classified so that not all of our directors are elected at one time;
•subject to the Stockholder Agreement, directors may only be removed for cause and only by the affirmative vote of at least two-thirds of the voting power of our outstanding common stock at a meeting duly called for that purpose;
•our stockholders may not act without a meeting or by written consent, which may lengthen the amount of time required to take stockholder actions;
•special meetings of our stockholders may be called only by the chairperson of our board of directors, our CEO or our board of directors (not by stockholders); and
•the adoption, repeal, alteration, amendment or rescission of either our Amended Charter or our Amended Bylaws will require the approval of the holders of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of our directors.
These provisions, as well as anti-takeover provisions in our other governing documents, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.
As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding common stock, from engaging in certain business combinations for a period of 3 years following the time that such stockholder became an interested stockholder, unless (i) prior to the time such stockholder became an interested stockholder, the board approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding certain shares) or (iii) following board approval, the business combination receives the approval of the holders of at least two-thirds of our outstanding common stock not owned by such interested stockholder. Our Amended Charter provides that, until the Sunset Date, we are not governed by Section 203 of the DGCL, and from and after the Sunset Date, we will be governed by Section 203 of the DGCL.

In addition, pursuant to our Amended Charter and the Stockholder Agreement, until UL Standards & Engagement no longer beneficially owns at least 25% of the voting power of our then-outstanding voting stock, certain significant corporate actions taken by us or our subsidiaries require the prior written consent of UL Standards & Engagement, subject to certain exceptions.
Any provision of our Amended Charter, Amended Bylaws, Stockholder Agreement or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock, and could also affect the price that some investors are willing to pay for our Class A common stock.
Our Amended Charter provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, and federal district courts are the sole and exclusive forum for Securities Act claims, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our Amended Charter provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on our behalf; (b) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or to our stockholders, creditors or other constituents; (c) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our Amended Charter or Amended Bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; or (d) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; provided that the exclusive forum provisions do not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States.
Our Amended Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder; accordingly, we cannot be certain that a court would enforce such provision. The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our current or former directors, officers or other employees or stockholders, which may discourage such lawsuits against us and our current or former directors, officers and other employees or stockholders. Alternatively, if a court were to find the choice of forum provisions contained in our Amended Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition and results of operations.
If securities analysts do not continue to publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade our Class A common stock, the price of our Class A common stock could decline.
The trading market for our Class A common stock depends in part on the research and reports that third-party securities analysts publish about our company and our industry. If one or more analysts cease coverage of our company, we could lose visibility in the market. In addition, one or more of these analysts could downgrade our Class A common stock or issue other negative commentary about our company or our industry. As a result of one or more of these factors, the price or trading volume of our Class A common stock could decline. In addition, if we fail to meet the expectations and forecasts for our business provided by securities analysts, the price of our Class A common stock could decline.
If our operating and financial performance in any given period does not meet the guidance that we provide to the public, the market price of our Class A common stock may decline.
We currently intend to continue, but are not obligated and in the future may cease, to provide public guidance on our expected operating and financial results for future periods. Any such guidance will be comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus supplement, and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Class A common stock may decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding this offering, our expected growth and future capital expenditures are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “likely,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•any failure on our part to protect and maintain our brand and reputation, or the impact on our brand or reputation of third-party events or actions outside of our control;
•risks associated with our information technology and software, including those relating to any future data breach or other cybersecurity incident;
•the potential disruption of the TIC or S&A industries by technological advances in artificial intelligence;
•our ability to innovate, adapt to changing customer needs and successfully introduce new products and services in response to changes in our industries and technological advances;
•our ability to compete in our industries and the effects of increased competition from our competitors;
•risks associated with conducting business outside the United States, including those relating to fluctuations in foreign currency exchange rates; the imposition of tariffs and enhanced trade, import or export restrictions; and global, regional or political instability;
•risks associated with our operations in China, which subject us and UL-CCIC Company Limited, our joint venture with the China Certification & Inspection (Group) Co., Ltd. (“CCIC”), to China’s complex and rapidly evolving laws, which may be interpreted, applied or enforced inconsistently or in ways inconsistent with its current operations, as well as risks associated with the fact that the Chinese government has the power to exercise significant oversight and discretion over, and intervene in and influence, its business operations in China;
•the relationship between the United States and China and between us and CCIC, as well as changes in U.S. and Chinese regulations affecting our business operations in China;
•any failure on our part to attract, hire or retain our key employees, including our senior leadership and our skilled and trained engineering, technical and professional personnel;
•the level of our customers’ satisfaction and any failure on our part to properly and timely perform our services, meet our contractual obligations or fulfil our customers’ needs;
•changes to the relevant regulatory frameworks or private sector requirements, including any requirement that we accept third-party test results or certifications of components, end products, processes or systems or any changes that result in a reduction in required inspections, tests or certifications or harmonized international or cross-industry benchmarks and standards;

•our ability to adequately maintain, protect and enhance our intellectual property, including our registered UL Mark;
•our ability to implement our growth strategies and initiatives successfully;
•our reliance on third parties, including subcontractors and outside laboratories;
•our ability to obtain and maintain the requisite licenses, approvals, accreditations and delegations of authority necessary to conduct our business;
•the outcomes of current and future legal proceedings;
•our level of indebtedness and future cash needs;
•failure to generate sufficient cash to service our indebtedness;
•a change in the assumptions we use to value our goodwill or intangible assets, or the impairment of our goodwill or intangible assets;
•constraints imposed on our ability to operate its business or make necessary capital investments due to our outstanding indebtedness;
•the increased expenses and responsibilities associated with being a public company;
•the significant influence that UL Standards & Engagement has over us, including pursuant to its rights under our Amended Charter and the Stockholder Agreement with UL Standards & Engagement;
•natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses;
•changes in tax laws in jurisdictions in which we operate or adverse outcomes resulting from examination of our or our affiliates’ tax returns;
•risks that we may be unable to implement our expense reduction initiative to further improve the operating model and exit certain lines of business that are no longer considered strategically important which was announced on November 4, 2025 (the “Restructuring Plan”) on the anticipated timing, that local law and consultation requirements, including for potential position eliminations, extends the restructuring process further in certain countries or causes the actual charges and expenditures that we incur in connection with the Restructuring Plan, and the timing thereof, to differ materially from estimates, that we may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Restructuring Plan and that we may not be able to realize the anticipated benefits of the Restructuring Plan; and
•the other factors discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the “Risk Factors” in Part I Item 1A of our 2024 10-K.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the section titled “Risk Factors” in Part I Item 1A of our 2024 10-K, our Quarterly Reports on Form 10-Q, and our subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us, or others acting on our behalf, are expressly qualified in their entirety by the cautionary statements above.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

USE OF PROCEEDS
All of the shares being sold in this offering are being offered by the selling stockholder, and we will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholder in this offering, including from any exercise by the underwriters of their option to purchase additional shares from the selling stockholder. The selling stockholder will receive all of the net proceeds and bear the underwriting discount, if any, attributable to its sale of our Class A common stock. We will pay certain expenses associated with this offering. See “Selling Securityholder.”

DIVIDEND POLICY
Under our dividend policy, any determination as to the declaration and payment of dividends, if any, is at the discretion of our board of directors, subject to capital availability, applicable laws and compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness, as well as our Amended Charter and the Stockholder Agreement. Any such determination will also depend upon periodic determinations by our board of directors that cash dividends are in the best interest of our stockholders, and upon our earnings, cash flow, business outlook and prospects, results of operations, financial condition, liquidity, future cash requirements and availability and other factors that our board of directors may deem relevant.
We currently intend to continue making a regular quarterly cash dividend on our common stock. We began paying such quarterly dividends in 2023 in the amount of $20 million each quarter. Beginning in 2025, we increased the regular quarterly dividend to 13 cents per share, resulting in a $26 million dividend in each of the first, second and third quarters of 2025, which we paid in March, June and September, respectively. We intend to periodically assess the size of the regular quarterly dividend based on our dividend policy and the factors noted above. However, we cannot give any assurance that we will continue to declare dividends in any particular amounts, or at all, in the future. Furthermore, pursuant to our Amended Charter and the Stockholder Agreement, until UL Standards & Engagement no longer beneficially owns at least 25% of the voting power of our then-outstanding voting stock, we are not permitted to declare or pay any dividend that is inconsistent with our dividend policy, or modify or amend our dividend policy, without the prior written consent of UL Standards & Engagement.
Accordingly, you may need to sell your shares of our Class A common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Risk Factors—Risks Related to This Offering and Ownership of Our Class A Common Stock—There can be no assurance that we will continue to declare cash dividends or repurchase our shares at all or in any particular amounts.”

SELLING SECURITYHOLDER
The following table sets forth information regarding the selling stockholder and the shares beneficially owned by such stockholder immediately prior to this offering and after giving effect to this offering by the selling stockholder.
The number of shares beneficially owned by each stockholder as described in this prospectus supplement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock and Class B common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of November 24, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person, except with respect to the ownership and percentage ownership of all executive officers and directors as a group. Although each outstanding share of our Class B common stock is convertible at any time, at the option of the holder, into one share of our Class A common stock, the beneficial ownership of our Class A common stock set forth below excludes the shares of our Class A common stock issuable upon conversion of outstanding shares of our Class B common stock.
The applicable percentage ownership before the offering is based on 62,882,235 shares of our Class A common stock and 138,130,000 shares of our Class B common stock, in each case outstanding as of November 24, 2025.
The applicable percentage ownership after this offering is based on 75,382,235 shares of our Class A common stock and 125,630,000 shares of our Class B common stock, in each case outstanding immediately following the completion of this offering, assuming that the underwriters will not exercise their option to purchase additional shares of Class A common stock and assuming the sale of 12,500,000 shares of Class A common stock in this offering.
We believe, based on the information furnished to us, that the selling stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise.

	Shares of Common Stock Beneficially Owned Before This Offering				% of Voting Power Before this Offering*	Number of Shares of Class A Being Offered	Shares of Common Stock Beneficially Owned After This Offering				% Total Outstanding	% of Voting Power After this Offering*
	Class A		Class B				Class A		Class B
	Shares	Percent	Shares	Percent			Shares	Percent	Shares	Percent
Selling Stockholder:
ULSE Inc.(1)	—	—	138,130,000	100%	95.6	12,500,000	—	—	125,630,000	100%	62.5	94.3
__________________
*Percentage of voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share, and shares of our Class B common stock entitle the holder to ten votes per share.
(1)Consists of 138,130,000 shares of our Class B common stock held by UL Standards & Engagement. UL Standards & Engagement is managed by a board of directors consisting of Beth Brooke, Philip S. Khoury, Jeff Marootian, James M. Shannon and Joel R. Wittenberg, none of whom, acting individually, has voting control or investment discretion with respect to the securities owned. UL Research Institutes, a Delaware charitable nonstock corporation, is the sole member of UL Standards & Engagement. UL Research Institutes is managed by a board of trustees consisting of James M. Shannon, James P. Dollive, Philip S. Khoury, Richard P. Owen, Darryll Pines, Mark Schmid, Elisabeth Tørstad and George A. Williams, none of whom, acting individually, has voting control or investment discretion with respect to the securities owned by UL Standards & Engagement. The address for UL Standards & Engagement is 1603 Orrington Ave, Suite 2000, Evanston, Illinois 60201.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, sale and other taxable disposition of our Class A common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, sale and other taxable disposition of our Class A common stock.
This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;
•persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section titled “Dividend Policy,” subject to the discretion of our board of directors and applicable provisions of the DGCL, we anticipate declaring and paying quarterly dividends to holders of our Class A common stock for the foreseeable future. Any such distributions of cash or property will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below, we or the applicable withholding agent may treat the entire distribution as a dividend. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “−Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates and in a manner generally applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Sale or Other Taxable Disposition of our Class A Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates and in a manner generally applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax pursuant to the third bullet point above if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors with respect to the application of the foregoing rules to a sale or other taxable disposition of our Class A common stock, including regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes the applicable withholding agent certain identifying information regarding each substantial United States owner (in either case, generally on an IRS Form W-8BEN-E), or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
Non-U.S. Holders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING
We, the selling stockholder and the underwriters named below have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Class A common stock indicated in the following table. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	4,017,045
J.P. Morgan Securities LLC	4,017,045
BofA Securities, Inc.	681,819
Jefferies LLC	568,182
UBS Securities LLC	568,182
BNP Paribas Securities Corp.	284,091
Robert W. Baird & Co. Incorporated	284,091
BTIG, LLC	284,091
Houlihan Lokey Capital, Inc.	284,091
Loop Capital Markets LLC	284,091
PNC Capital Markets LLC	284,091
Raymond James & Associates, Incorporated	284,091
Stifel, Nicolaus & Company, Incorporated	284,091
William Blair & Company, L.L.C.	284,091
AmeriVet Securities, Inc.	22,727
Bancroft Capital, LLC	22,727
Cabrera Capital Markets LLC	22,727
R. Seelaus & Co., LLC	22,727
Total	12,500,000
The underwriters are committed to take and pay for all of the shares of Class A common stock being offered, if any are taken, other than the shares of Class A common stock covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 1,875,000 shares of Class A common stock from the selling stockholder to cover sales by the underwriters of a greater number of shares of Class A common stock than the total number set forth in the table above. They may exercise that option for 30 days. If any shares of Class A common stock are purchased pursuant to this option, the underwriters will severally purchase shares of Class A common stock in approximately the same proportion as set forth in the table above.
The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 1,875,000 additional shares of Class A common stock.
Paid by the Selling Stockholder

	No Exercise	Full Exercise
Per Share	$2.145	$2.145
Total	$26,812,500	$30,834,375
Shares of Class A common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of Class A common stock sold by the underwriters to securities dealers may be sold at a discount of up to $1.287 per share from the public offering price. After the initial offering of the shares of Class A common stock, the representatives may change the offering price and the other selling terms. The offering of the shares of Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We and our executive officers, our directors, the selling stockholder and certain other individuals have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.
The foregoing restrictions on our directors, our executive officers, the selling stockholder and certain other individuals do not apply to, among other things, and subject in certain cases to various conditions:
(a)transfers:
(i)to the underwriters pursuant to the underwriting agreement,
(ii)as bona fide gifts, charitable contributions or for bona fide estate planning purposes,
(iii)to any beneficiary of the holder pursuant to a will, other testamentary document or intestate succession,
(iv)to any member of the holder’s immediate family,
(v)to any trust for the direct or indirect benefit of the holder or the immediate family of the holder,
(vi)to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (v) above,
(vii)by operation of law, such as pursuant to a court or regulatory agency, pursuant to a qualified domestic order or in connection with a divorce settlement or decree or separation agreement,
(viii)to us or our affiliates, if the holder is an employee or consultant of ours or otherwise provides services to us, upon death, disability or termination of service,
(ix)by a business entity (A) to an affiliated or controlled entity or (B) as part of a distribution, transfer or disposition without consideration by the holder to its stockholders, partners, members, beneficiaries or other equity holders,
(x)to us upon the exercise, vesting, conversion or settlement of any cash-settled stock appreciation rights, SARs, performance cash awards or any other equity awards (including, without limitation, restricted stock units, performance share units and stock options) or any security convertible into or exercisable or exchangeable for shares of our common stock (including, in each case, by way of “net” or “cashless” exercise) granted under an equity incentive plan or other equity award plan described in this prospectus supplement (including for the payment of tax withholdings or remittance payments),
(xi)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a change of control transaction and that has been made to all holders of our capital stock, or
(xii) to us in connection with the conversion of any shares of Class B common stock into shares of Class A common stock;
(b)any sale of any shares of Class A common stock or other securities subject to the lock-up agreements acquired by the holder (1) in the open market after the completion of this offering; or (2) if such holder is not one of our directors or officers, in this offering; or
(c)the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that no transfers occur under such plan during such lock-up period.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the shares of Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Our common stock is listed on the NYSE under the symbol “ULS.”
In connection with the offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
The estimated offering expenses payable in connection with the offering, exclusive of the underwriting discounts and commissions, are approximately $930,000. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.
We and the selling stockholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act. We have also agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. For example, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is syndication agent and a joint lead arranger and joint bookrunner under our Credit Agreement, dated as of October 28, 2025, between us and certain lenders (the “Credit Facility”), and Bank of America, N.A., an affiliate of BofA Securities, Inc., is administrative agent, and BofA Securities, Inc. is a joint lead arranger and joint bookrunner under our Credit Facility. Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, UBS AG, Stamford Branch, an affiliate of UBS Securities LLC,

BNP PARIBAS, an affiliate of BNP Paribas Securities Corp., and PNC Bank, National Association, an affiliate of PNC Capital Markets, LLC, are lenders under our Credit Facility.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to customers that they should acquire, long or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area
In relation to each member state of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares shall require us, the selling stockholder or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with us, the selling stockholder and each of the underwriters and their affiliates that:
(a)it is a qualified investor within the meaning of the Prospectus Regulation; and
(b)in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representatives has been given to the offer or resale; or (ii) where the Shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the selling stockholder and the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares in the offering.
United Kingdom
This prospectus supplement and any other material in relation to the shares of Class A common stock described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FPO”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the Shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.
No shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Section 86 of the FSMA;
provided that no such offer of the shares shall require us, the selling stockholder or any underwriter or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the UK who receives any communication in respect of, or who acquires any shares in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the selling stockholder and the underwriters and their affiliates that it meets the criteria outlined in this section.
We, the selling stockholder, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who does not meet the criteria outlined in this section and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares in the offering.

Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the

SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Brazil
The offer and sale of the securities have not been and will not be registered with the Brazilian securities commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated July 13, 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

LEGAL MATTERS
The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois. The underwriters are being represented in connection with this offering by Weil, Gotshal & Manges LLP, New York, New York. UL Standards & Engagement is being represented in connection with this offering by Sidley Austin LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
UL Solutions Inc.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Class A Common Stock Offered
by Selling Securityholders
We may offer and sell the securities identified above, and certain of our stockholders (“selling securityholders”) may offer and sell shares of our Class A common stock, par value $0.001 per share, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders.
Each time we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ULS.” On August 4, 2025, the last reported sale price of our Class A common stock on the NYSE was $73.04 per share.
We have two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes, is convertible at the election of the holder thereof into one share of Class A common stock at any time and is subject to mandatory conversion upon the occurrence of certain events.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 5, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings, and the selling securityholders named in a supplement to this prospectus may sell shares of our Class A common stock from time to time in one or more offerings, in each case as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or they will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus, and any prospectus supplement or free writing prospectus, may contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe our sources are reliable, we do not guarantee the accuracy or completeness of any such information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, or in any prospectus supplement or applicable free writing prospectus, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on any such information.
When we refer to “UL Solutions,” “we,” “our,” “us” and the “Company” in this prospectus, we mean UL Solutions Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus contains or incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, certain of our trademarks, service marks and trade names, including our registered UL-in-a-circle certification mark (the “UL Mark”) and our logo, which are protected under applicable intellectual property laws. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, or in any prospectus supplement or free writing prospectus, may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement or free writing prospectus, including the information we incorporate by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and any accompanying prospectus supplement or free writing prospectus, including the information we incorporate by reference herein or therein, may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth and future capital expenditures, are forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “likely,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” and variations of these terms and similar expressions, or the negative of these terms or similar expressions (although not all forward-looking statements may contain such words). We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•any failure on our part to protect and maintain our brand and reputation, or the impact on our brand or reputation of third-party events or actions outside of our control;
•risks associated with our information technology and software, including those relating to any future data breach or other cybersecurity incident;
•the potential disruption of the TIC and S&A (each as described herein) industries by technological advances in artificial intelligence;
•our ability to innovate, adapt to changing customer needs and successfully introduce new products and services in response to changes in our industries and technological advances;
•our ability to compete in our industries and the effects of increased competition from our competitors;
•risks associated with conducting business outside the United States, including those relating to fluctuations in foreign currency exchange rates; the imposition of tariffs and enhanced trade, import or export restrictions; and global, regional or political instability;
•risks associated with our operations in China, which subject us and UL-CCIC Company Limited, our joint venture with the China Certification & Inspection (Group) Co., Ltd. (“CCIC”), to China’s complex and rapidly evolving laws, which may be interpreted, applied or enforced inconsistently or in ways inconsistent with our current operations, as well as risks associated with the fact that the Chinese government has the power to exercise significant oversight and discretion over, and intervene in and influence, our business operations in China;
•the relationship between the United States and China and between us and CCIC, as well as changes in U.S. and Chinese regulations affecting our business operations in China;
•any failure on our part to attract, hire or retain our key employees, including our senior leadership and our skilled and trained engineering, technical and professional personnel;
•the level of our customers’ satisfaction and any failure on our part to properly and timely perform our services, meet our contractual obligations or fulfil our customers’ needs;

•changes to the relevant regulatory frameworks or private sector requirements, including any requirement that we accept third-party test results or certifications of components, end products, processes or systems or any changes that result in a reduction in required inspections, tests or certifications or harmonized international or cross-industry benchmarks and standards;
•our ability to adequately maintain, protect and enhance our intellectual property, including the UL Mark and other certification marks;
•our ability to implement our growth strategies and initiatives successfully;
•our reliance on third parties, including subcontractors and outside laboratories;
•our ability to obtain and maintain the requisite licenses, approvals, accreditations and delegations of authority necessary to conduct our business;
•the outcomes of current and future legal proceedings;
•our level of indebtedness and future cash needs;
•failure to generate sufficient cash to service our indebtedness;
•a change in the assumptions we use to value our goodwill or intangible assets, or the impairment of our goodwill or intangible assets;
•constraints imposed on our ability to operate our business or make necessary capital investments due to our outstanding indebtedness;
•the increased expenses and responsibilities associated with being a public company;
•the significant influence that ULSE Inc. (“UL Standards & Engagement”) has over us, including pursuant to its rights under our amended and restated certificate of incorporation (the “Charter”) and our Stockholder Agreement with UL Standards & Engagement, dated April 2, 2024 (the “Stockholder Agreement”);
•natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses;
•changes in tax laws in jurisdictions in which we operate or adverse outcomes resulting from examination of our or our affiliates tax returns; and
•the other factors discussed in our filings with the SEC from time to time.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein.
If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us, or others acting on our behalf, are expressly qualified in their entirety by the cautionary statements above.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and the statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus, and any accompanying prospectus supplement or free writing prospectus, including the information we incorporate by reference herein or therein, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website, the address of which is www.sec.gov, which contains such reports, proxy statements and other information.
Our website address is www.ul.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference in, this prospectus, any prospectus supplement or the registration statement of which they form a part.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus, any prospectus supplement or any free writing prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement or free writing prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”) filed with the SEC on February 20, 2025.
•The information specifically incorporated by reference into our 2024 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2025.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 6, 2025 and August 5, 2025, respectively.
•Our Current Reports on Form 8-K filed with the SEC on February 14, 2025 (other than the information contained under Item 7.01) and May 22, 2025.
•The description of our capital stock contained in Exhibit 4.2 to our 2024 Form 10-K and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
Attention: Corporate Secretary
(847) 272-8800
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
UL Solutions Inc. is a global safety science leader that provides testing, inspection and certification (“TIC”) services and related software and advisory offerings to customers worldwide. We work for a safer world. Our mission drives our actions, inspires our employees and is the key to our success. We strive to be our customers’ most trusted science-based safety, security and sustainability partner. Our history dates back to our founding in 1894 as part of the nonprofit Underwriters Electrical Bureau, a predecessor to Underwriters Laboratories Inc. (“UL Research Institutes”), UL Standards & Engagement and UL Solutions. UL Research Institutes is the sole member of UL Standards & Engagement, which controls the majority of the voting power of our common stock.
As the largest TIC services provider headquartered in North America (by revenue) with a global network of laboratories, we provided a comprehensive set of product safety, security and sustainability solutions to more than 80,000 customers across over 110 countries in 2024. The outsourced product TIC market, where we currently focus, is served by our Industrial and Consumer segments, which provide comprehensive testing, inspection and certification services to customers across a broad array of end markets. Our Software and Advisory (“S&A”) segment is a global provider of software, data and advisory solutions, enabling our customers to manage complex regulatory requirements, deliver supply chain transparency and operationalize sustainability. We generate revenue in these segments and the following service categories: Certification Testing; Ongoing Certification Services; Non-certification Testing and Other Services; and Software. As the global economy continues to evolve and becomes more digital and inter-connected, our customers continue to seek ways to bridge traditional TIC needs with next generation cloud-based software and services to better mitigate risk and enhance their business performance.
Corporate Information
UL Solutions was incorporated as Underwriters Laboratories (USA) Inc. in 2008 and changed its name to UL Inc. in 2011. In 2012, UL Research Institutes transferred its TIC activities to UL Inc., and in 2021, UL Research Institutes transferred its standards activities to UL Standards & Engagement. On June 16, 2022, we changed our name to UL Solutions Inc. UL Research Institutes remains a tax-exempt nonprofit organization and continues to engage in scientific research activities. UL Solutions remains an indirect subsidiary of UL Research Institutes, with the same goal of advancing public safety.
Our corporate headquarters are located at 333 Pfingsten Road, Northbrook, Illinois 60062, and our telephone number is (847) 272‑8800. Our website is www.ul.com; however, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference in, this prospectus, any prospectus supplement or the registration statement of which they form a part.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus.
The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus and in our most recent Annual Report on Form 10-K, as well as in the applicable prospectus supplement and in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of our Class A common stock by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of the Delaware General Corporation Law (the “DGCL”) is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Charter, our Bylaws (as defined below), the Stockholder Agreement and the Registration Rights Agreement (as defined below), which have each been publicly filed with the SEC, as well as the relevant provisions of the DGCL. See “Where You Can Find More Information; Incorporation by Reference.” As used in this section only, “UL Solutions,” “we,” “our” or “us” refer to UL Solutions Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires. Capitalized terms used but not defined herein shall have the respective meanings given to them in the relevant document.
General
Under our Charter, we are authorized to issue up to:
•1,000,000,000 shares of Class A common stock, par value $0.001 per share;
•500,000,000 shares of Class B common stock, par value $0.001 per share; and
•10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which our board of directors may establish from time to time.
Pursuant to our Charter, our board of directors has the authority, without stockholder approval, except as required by the listing standards of the NYSE, to issue additional shares of our Class A common stock.
Certain provisions of our Charter, our amended and restated bylaws (the “Bylaws”) and the Stockholder Agreement summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that you might consider in our best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock.
Common Stock
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights.
Dividend Rights
Holders of shares of our Class A common stock and Class B common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding stock. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal its book value.
Voting Rights
Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders, and holders of our Class B common stock are entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by law, our Charter or the Stockholder Agreement. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in certain circumstances, including: (i) if we were to seek to amend our Charter to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and (ii) if we were to seek to amend our Charter in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
The holders of our Class A common stock and Class B common stock do not have cumulative voting rights in the election of directors.
No Preemptive or Similar Rights
Holders of our Class A common stock and Class B common stock do not have preemptive, subscription, redemption or conversion rights (except, with respect to the Class B common stock, for the conversion rights noted below). There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Conversion
Each outstanding share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our Charter.
Each outstanding share of our Class B common stock will automatically convert into one share of Class A common stock at the earlier of 5:00 p.m. New York City time on (i) April 16, 2031, which is the seven year anniversary of the date of the closing of our initial public offering (the “IPO”) and (ii) the date on which the number of outstanding shares of Class B common stock held by UL Standards & Engagement and certain permitted transferees represents less than 35% of the shares of Class B common stock held by UL Standards & Engagement immediately following the IPO (the “Sunset Date”).
Once converted into Class A common stock, the Class B common stock may not be reissued.
Right to Receive Liquidation Distributions
In the event of our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Fully Paid and Non-Assessable
All shares of our Class A common stock and Class B common stock currently outstanding are fully paid and non-assessable.
Preferred Stock
Our Charter authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by the holders of our Class A common stock or Class B common stock. Our board of directors has the discretion to determine, without stockholder approval, except as provided in our Charter and the Stockholder Agreement or as required by law, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:
•the designation of the series;

•the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption or repurchase rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices, or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in our best interest or in which the holders of our common stock might receive a premium over the market price of the shares of our Class A common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock. We have no current plan for the issuance of any shares of preferred stock.
Registration Rights
In connection with our IPO, we entered into a Registration Rights Agreement with UL Standards & Engagement, dated April 2, 2024 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, UL Standards & Engagement has certain registration rights, as set forth below. Such registration rights will terminate upon the date that (i) UL Standards & Engagement (and any of its Rule 144 affiliates, if any) holds less than 1% of our outstanding common stock and (ii) all shares of common stock held by UL Standards & Engagement are eligible to be sold in a 90-day period without restriction or under Rule 144. Under the Registration Rights Agreement, we are generally required to pay all expenses (other than underwriting discounts and commissions and certain other expenses) related to any registration effected pursuant to the exercise of such registration rights.
Demand Registration Rights
UL Standards & Engagement is entitled to certain demand registration rights. UL Standards & Engagement may request that we file a registration statement to register the offer and sale of its shares. However, we will not be obligated to effect a demand registration within 90 days after the effective date of a previous demand registration or any previous registration under which UL Standards & Engagement had piggyback rights wherein UL Standards & Engagement sold at least 50% of the registrable securities included therein. Each such request for registration must cover securities the aggregate offering price of which is at least $50 million (without regard to underwriting discounts and commissions). We are also not obligated to effect a demand registration during the regular trading blackout period for our directors, officers and other certain employees. We are only obligated to effect up to four registrations on Form S-1 or similar long-form registration statement if we do not qualify to register securities pursuant to Form S-3 or similar short-form registration statement.

Form S‑3 Registration Rights
UL Standards & Engagement is also entitled to certain Form S‑3 registration rights. At any time when we are eligible to file a registration statement on Form S‑3, UL Standards & Engagement may request that we register the offer and sale of its shares on a registration statement on Form S‑3 so long as the request covers securities the aggregate public offering price of which is at least $25 million. However, we will not be obligated to effect a demand registration within 90 days after the effective date of a previous demand registration or any previous registration under which UL Standards & Engagement had piggyback rights wherein UL Standards & Engagement sold at least 50% of the registrable securities included therein. There is no limit on the aggregate number of such registrations.
In the case of each of the rights related to demand registrations and Form S-3 registrations described above (together, “demand registrations”), if our board of directors determines in good faith that it would be materially detrimental to us to effect such a demand registration or that such a registration would reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in certain significant transactions, we have the right to postpone such registration (not more than twice or for more than 120 days during any twelve‑month period). The foregoing demand registration rights are subject to a number of additional exceptions and limitations.
Piggyback Registration Rights
UL Standards & Engagement is also entitled to certain “piggyback” registration rights. If we propose to register shares of our common stock or other securities under the Securities Act, either for our own account or for the account of other securityholders, in connection with such offering, UL Standards & Engagement may request that we include its shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (i) a registration pursuant to the demand registration rights described in the paragraphs above, (ii) a registration on Form S-8 or (iii) a registration on Form S-4, UL Standards & Engagement is entitled to notice of the registration and has the right, subject to certain limitations, to include its shares of common stock in the registration.
Anti-Takeover Provisions
The DGCL, the Stockholder Agreement, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of Class A common stock, Class B common stock and preferred stock are available for future issuance without stockholder approval (other than any approval of UL Standards & Engagement that may be required under our Charter and the Stockholder Agreement), subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock, Class B common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
No Cumulative Voting
Our Charter does not provide for cumulative voting in the election of directors.
Dual Class Stock
As described above, our Charter provides for a dual class common stock structure, which provides holders of our Class B common stock with significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or all or substantially all of its assets. Each share of Class B common stock is entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of stockholders.
Issuance of Undesignated Preferred Stock
Our board of directors has the authority, without further action by our stockholders, except as provided in our Charter and the Stockholder Agreement, to issue 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
Classified Board; Removal of Directors; Vacancies
Our Charter provides that, from and after the Sunset Date, our board of directors will be comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Subject to the rights of UL Standards & Engagement pursuant to the Stockholder Agreement, from and after the Sunset Date, directors will only be permitted to be removed for cause by the affirmative vote of at least two-thirds of the voting power of our outstanding common stock. Furthermore, subject to the rights of UL Standards & Engagement contained in our Charter and the Stockholder Agreement, our board of directors has the exclusive right to set the size of the board of directors and, except in the case of a vacancy arising with respect to a director designated by UL Standards & Engagement where they continue to have a right of designation pursuant to our Charter and the Stockholder Agreement, our board of directors has the sole power to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. This system of electing and removing directors and filling vacancies may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.
Action Without a Meeting; Special Meetings of Stockholders
Our Charter provides that, from and after the Sunset Date, our stockholders will not be permitted to act without a meeting or by written consent, which may lengthen the amount of time required to take stockholder actions. In addition, our Charter provides that, from and after the Sunset Date, special meetings of the stockholders will be permitted to be called only by the chairperson of our board of directors, our CEO or our board of directors. From and after the Sunset Date, stockholders will not be permitted to call a special meeting of stockholders, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our common stock to take any action, including the removal of directors.
Section 203 of the DGCL
As a Delaware corporation, we are subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents “interested stockholders” from engaging in certain “business combinations” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•prior to the time such stockholder became an interested stockholder, the board approved the transaction that resulted in such stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned 85% of the voting stock of the company outstanding at the time the transaction commenced (excluding certain shares); or
•following board approval, the business combination receives the approval of the holders of at least two-thirds of our outstanding common stock not owned by such interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.
Our Charter provides that, until the Sunset Date, we will not be governed by Section 203 of the DGCL, and from and after the Sunset Date, we will be governed by Section 203 of the DGCL. During the time we are governed by Section 203 of the DGCL, we expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Exclusive Venue
Our Charter provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action, suit, or proceeding brought on our behalf; (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or to our stockholders, creditors or other constituents; (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our Charter or our Bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; provided that the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.
Our Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Amendment of Charter or Bylaws
Subject to the rights of UL Standards & Engagement under the Stockholder Agreement (certain of which are also contained in our Charter), our Charter requires the approval of the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors in order to amend certain provisions, provided that, from and after the Sunset Date, the amendment or adoption of our Charter will require the approval of the holders of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of our directors. Subject to the rights of UL Standards & Engagement under the Stockholder Agreement (certain of which are also contained in our Charter), our Charter provides that the approval of the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors is required for stockholders to amend or adopt any provision of our Bylaws, provided that, from and after the Sunset Date, the amendment or adoption of the Bylaws will require the approval of the holders of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of our directors.
In addition, pursuant to our Charter and the Stockholder Agreement, until UL Standards & Engagement no longer beneficially owns at least 25% of the voting power of our then-outstanding voting stock, certain significant corporate actions taken by us or our subsidiaries require the prior written consent of UL Standards & Engagement.
The combination of the provisions of our Charter, Bylaws and the Stockholder Agreement could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.
Our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Charter and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.
We have also entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Corporate Opportunities
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Charter, to the fullest extent permitted by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to (i) UL Standards & Engagement, (ii) any director, officer or employee of UL Standards and Engagement or (iii) any of its or their affiliates (other than UL Solutions or any of our subsidiaries), each such person being an “Exempt Person.” Our Charter provides that, to the fullest extent permitted by law, our Exempt Persons will not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we now engage or propose to engage or (2) otherwise competing with us. In addition, to the fullest extent permitted by law, if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of such Exempt Person’s respective affiliates, on the one hand, and for UL Solutions or its subsidiaries, on the other hand, such Exempt Person will have no duty to communicate or offer such transaction or business opportunity to us and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other person or entity.
To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of ours unless (i) we would be permitted to undertake such transaction or opportunity in accordance with our Charter, (ii) we have sufficient financial resources to undertake such transaction or opportunity, (iii) we have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which we are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a director, executive officer or employee of the Company, solely in his or her capacity as a director, executive officer or employee of the Company. Lastly, the Charter provides that the provision with respect to the corporate opportunity waiver will terminate on the later of the Sunset Date or the date upon which none of our officers or directors is also an officer or director of any affiliate or successor entity of UL Standards & Engagement.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of UL Solutions. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment in cash of the fair value of their shares as determined by the Court of Chancery in the State of Delaware.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction of which such stockholder complains or such stockholder’s shares thereafter devolved upon such stockholder by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See “—Anti-Takeover Provisions—Exclusive Venue” above.
Stock Exchange Listing
Our Class A common stock is listed on the NYSE under the symbol “ULS.”
Transfer Agent
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Computershare Trust Company, N.A., as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the respective meanings specified in the indenture.
As used in this section only, “UL Solutions,” “we,” “our” or “us” refer to UL Solutions Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to authority granted under a Board Resolution. (Section 2.02) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount, as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title of the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which we will pay the principal and any premium on the debt securities;
•the rate or rates (which may be fixed or variable per annum) or the method used to determine the rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for determining holders of the debt securities to whom such interest is payable, and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•the currency of denomination of the debt securities, if other than the U.S. dollar, and the manner of determining the equivalent thereof in U.S. Dollars for any purpose, including for purposes of determining the aggregate principal amount of Notes outstanding thereunder at any time, any places in addition to or instead of the offices of the trustee where the principal, premium, and interest on the debt securities will be payable or the method of such payment;
•the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities;

•whether the debt securities are to be issued in registered form or bearer form or both and, if the debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities in bearer form may be exchanged for debt securities issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
•if the debt securities are to be issued in bearer form, whether certain additional interest payment or tax redemption provisions will apply, whether interest with respect to certain temporary debt securities in bearer form will be paid to any clearing organization and the terms and conditions applicable to such payment, and the terms upon which certain temporary debt securities may be exchanged for more definitive debt securities in bearer form;
•any obligation we have to redeem, purchase, or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the prices, periods, and terms and conditions upon which such debt securities shall be redeemed, repurchased, or repaid;
•the terms, if any, upon which the debt securities may be convertible into or exchanged for any of our stock, other debt securities, or warrants and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price, rate, or period;
•the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
•if the amount of principal, premium, or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•if the principal amount payable at the maturity date of the debt securities will not be determinable on a date prior to such maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose, and, if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•any changes to legal defeasance, covenant defeasance, and satisfaction and discharge under the indenture;
•if other than the full principal amount, the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date;
•the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of any collateral, including the applicability of any provisions of the Trust Indenture Act of 1939 and any corresponding changes to provisions of the indenture as then in effect;
•any addition to, elimination of, or change in the Events of Default described in this prospectus or in the indenture which applies to the debt securities and any change in the right of the trustee or the holders of such debt securities to declare the principal amount of and any premium and interest on such debt securities due and payable pursuant to the acceleration provisions described in this prospectus or in the indenture;
•whether the debt securities will be issued in the form of global debt securities, the terms and conditions, if any, upon which such global debt securities may be exchanged for definitive debt securities, and the depositary and form of any legends for such global debt securities;
•any trustee, authenticating agent, paying agent, transfer agent, service agent, or registrar;
•the applicability of, and any addition to, elimination of, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;
•with regard to debt securities that do not bear interest, the dates for certain required reports to the trustee;
•the intended material U.S. federal income tax consequences of the debt securities;
•the terms applicable to the debt securities that provide for an amount less than the stated principal amount thereof, including the rates at which such original issue discount will accrue; and

•any other terms of the debt securities (which terms are not prohibited by the provisions of the indenture). (Section 2.02)
In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the Board Resolution, the Officer’s Certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material U.S. federal income tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “definitive debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in definitive form.
Definitive Debt Securities
You may transfer or exchange definitive debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of definitive debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of definitive debt securities only by presenting the certificate representing those definitive debt securities to us, accompanied by a duly executed written instrument of transfer. You may effect the right to receive the principal of and premium and interest on definitive debt securities only by presenting or surrendering the certificate representing those definitive debt securities to us.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee thereof. See “Global Securities.”
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control) which could adversely affect holders of debt securities.
Covenants
Limitations on Liens
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume, or permit to exist, any Lien to secure Indebtedness, other than Permitted Liens, on any Principal Property, or upon

Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, in each case, without effectively providing concurrently that the debt securities are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured. (Section 4.07)
“Permitted Liens” means:
(i)Liens existing on the date of the indenture;
(ii)Liens in favor of the Company or a Restricted Subsidiary;
(iii)Liens on any property existing at the time of the acquisition thereof;
(iv)Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;
(v)Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development, or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development, or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed, or improved;
(vi)Liens securing industrial revenue, pollution control, or similar bonds; and
(vii)any extension, renewal, or replacement (including successive extensions, renewals, and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv), or (v) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of any such extension, renewal, or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal, or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal, or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal, or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed, or replaced.
Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the first paragraph of this section without equally and ratably securing the debt securities if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (v) as set forth below under “—Sale and Leaseback Transactions”), does not exceed the greater of $400.0 million and 15% of Consolidated Total Assets.

Sale and Leaseback Transactions
The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:
(i)the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;
(ii)the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;
(iii)the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;
(iv)the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;
(v)the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s board of directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any debt securities issued under the indenture and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or
(vi)the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (i) through (v) set forth immediately above), plus the aggregate principal amount of outstanding Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such debt securities equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed the greater of $400.0 million and 15% of Consolidated Total Assets. (Section 4.08)
Mergers, Consolidations and Sales
Unless otherwise provided for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officer’s Certificate, the Company shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:
•the Person surviving such consolidation or merger (if not the Company) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Ireland, Luxembourg, the Netherlands, Switzerland or the United Kingdom and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;
•immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the

Company or such Subsidiary at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and
•the Company shall have delivered to the trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for therein relating to such transaction have been complied with.
These restrictions will not apply to:
•any sale, assignment, transfer, conveyance, lease, or other disposition of assets solely between or among the Company and its Subsidiaries; or
•any conversion of the Company from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership, or a similar conversion. (Section 5.01)
This covenant includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. As a result, it may be unclear as to whether the Company is required to comply with these provisions.
Certain Definitions
“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates, and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.
“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a finance lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
“Consolidated Total Assets” means, at any date of determination, the amount representing the total assets of the Company and its Subsidiaries that appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes, or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge, and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).
“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.
“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any property related buildings, fixtures or other improvements, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $50,000,000 and 3% of Consolidated Total Assets.
“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.
“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.
“Subsidiary” means any Person in which a majority of the partnership interests, outstanding voting stock, or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary.
Events of Default
Unless otherwise indicated for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officer’s Certificate, each of the following constitutes an “Event of Default” with respect to each series of debt securities:
(i)default in the payment of the principal of or premium, if any, when due on the debt securities of that series;
(ii)default for 30 days in the payment of interest when due on the debt securities of that series;
(iii)the Company fails to comply with any of its covenants or agreements in the debt securities of that series or in the indenture and such failure continues for 60 days after written notice has been given to the Company by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;
(iv)default by the Company or any Subsidiary under any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount in excess of the greater of $150,000,000 or 10% of Consolidated Total Assets, or under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount in excess of the greater of $150,000,000 or 10% of Consolidated Total Assets, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the trustee or holders of at least 25% of the outstanding principal amount of debt securities of such series as provided in the indenture; and provided, further, that prior to any declaration of the acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (iv) will be remedied, cured, or waived without further action on the part of either the trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived;
(v)a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of the greater of $150,000,000 or 10% of Consolidated Total Assets is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (v) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the judgment is vacated, bonded, discharged or stayed;
(vi)certain events of bankruptcy, insolvency or reorganization; and
(viii)any other Event of Default provided in the supplemental indenture or Board Resolution under which such series of debt securities is issued or in the form of Notes for such series. (Section 6.01)
The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an Event of Default with respect to the debt securities of any series at the time outstanding (other than an Event of Default referred to in clause (vi) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Company, may declare the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default referred to in clause (vi) above occurs, the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of each series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
At any time after the principal of the debt securities of any series shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding under the indenture, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and (ii) any and all Events of Default under the indenture with respect to such series of debt securities, other than the nonpayment of principal (or other specified amount) and interest, if any, on debt securities of that series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture. No such rescission shall affect any subsequent default or impair any right consequent thereto. (Section 6.02) For information as to waiver of defaults, see “—Modification and Waiver.”
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses, and liabilities which might be incurred by the trustee in compliance with such request or direction. (Section 7.02(i))
Subject to applicable law and the provisions of the indenture relating to the rights of the trustee and indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the debt securities of any series held by such holder when due, no holder of a debt security of that series may pursue any remedy with respect to the indenture or the debt securities of that series unless:
•the holder previously gave the trustee written notice stating that an Event of Default with respect to the debt securities of that series is continuing;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•such holder or holders of the debt securities of that series offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense caused by taking such action;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
•the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period. (Section 6.06)
The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed, and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such certificate, that, to such officer’s knowledge, the Company has kept, observed, performed, and fulfilled each and every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions, and conditions under the indenture (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). (Section 4.03)
We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
Defeasance of Debt Securities and Certain Covenants
Defeasance and Discharge
The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the debt securities of any series (except for certain obligations, including the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed, or mutilated debt securities, to maintain a paying agent, service agent and registrar, and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to all debt securities of that series then outstanding on the date the conditions to such defeasance are satisfied. (Section 8.02)
In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of such debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit, defeasance, and discharge were not to occur. (Section 8.04)

Defeasance of Certain Covenants
The indenture provides that, upon our exercise of our option to be released with respect to the debt securities of any series from our obligations under certain restrictive covenants, including those described under “—Covenants” and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to such series of debt securities. (Section 8.03)
In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by us, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Section 8.04)
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all debt securities of a series issued thereunder (except for the rights, powers, trusts, duties, indemnities, and immunities of the trustee under the indenture and our obligations in connection therewith), when:
•either:
◦we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated (except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or
◦all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, as determined by us, to pay at maturity or upon redemption all debt securities of that series not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;
•we have paid or caused to be paid all other sums payable under the indenture with respect to such series of debt securities; and
•we have delivered to the trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to such series of debt securities have been complied with.
All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to such series of debt securities will be discharged when all the debt securities of such series have been paid in full. (Section 8.07)
Modification and Waiver
The indenture provides that the trustee may make reasonable rules for action by or a meeting of holders.
We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to any holder but with the written consent of the holders of at least a majority in principal amount of each series of debt securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities) affected by such amendment or supplement by execution of a supplemental indenture. However, without the consent of each holder affected, an amendment or supplement may not:
•reduce the principal amount of any debt securities issued under the indenture whose holders must consent to an amendment, supplement, or waiver;
•reduce the rate of or extend the time for payment of interest, including default interest, on any debt security issued under the indenture;
•reduce the principal of or change the Stated Maturity of any debt security issued under the indenture;
•reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be sent to the holders of any debt security) or, once notice of redemption has been given to the holders of any debt security, the time at which it must thereupon be redeemed;
•make any debt security issued under the indenture payable in money other than that stated in such debt security;
•waive a default or Event of Default in the payment of principal of or any premium or interest on the debt securities issued under the indenture (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);
•make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities issued under the indenture to receive payments of principal of or any premium or interest on the debt securities;
•waive a redemption payment with respect to any debt security issued under the indenture; or
•make any change to the waiver of past defaults or the rights of holders to receive payment under the provisions in the indenture relating to the waiver of past defaults and the rights of holders to receive payment or in the amendment and waiver provisions described above. (Section 9.02)
The holders of a majority in principal amount of any series of debt securities then outstanding (including consents obtained in connection with the purchase of, or tender of or exchange offer for, such debt securities) may, on behalf of the holders of all the debt securities of such series, by written notice to the trustee, waive an existing default and its consequences except:
•a default in the payment of the principal of and any premium and accrued and unpaid interest on debt securities of such series; or
•a default in respect of certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each debt security of such series then outstanding.
However, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with the acceleration provisions under the indenture. (Section 6.04)
We may fix as a record date for the purpose of determining the holders of the debt securities entitled to give their consent or take any action required or permitted to be taken pursuant to the indenture. If a record date is fixed, only persons who were holders at such record date (or their duly designated proxies) are entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such holders continue to be holders after such record date. (Section 9.03)

With respect to the debt securities, notwithstanding the preceding paragraphs, without the consent of any holder of such debt securities, we and the trustee may amend or supplement the indenture or the debt securities:
•to cure any ambiguity, defect, omission, or inconsistency;
•to provide for uncertificated debt securities in addition to or in place of definitive debt securities;
•to provide for the assumption of our or any guarantor’s obligations, as applicable, to holders of such debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;
•to add guarantors with respect to any series of debt securities or to release guarantors from their guarantees of such debt securities, in accordance with the terms of the debt securities;
•to make any changes that would provide additional rights or benefits to the holders of such debt securities that do not adversely affect the legal rights under the indenture of any such holder;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;
•to provide for the issuance of additional debt securities in accordance with the indenture;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities and to add or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;
•with respect to any series of debt securities, to conform the text of the indenture applicable thereto or the debt securities of such series to any provision of the section “Description of the Notes,” “Description of Notes,” or “Description of Debt Securities” in the offering memorandum, prospectus supplement, or other like offering document relating to the initial offering of such series of debt securities that is intended to be a verbatim recitation of the terms of such series of debt securities;
•to establish the form or terms of debt securities and coupons of any series of debt securities;
•to add to, change, or eliminate any of the provisions of the indenture so long as any such addition not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding; or
•to make any other change that does not materially adversely affect the rights of any holder of such debt securities, as determined conclusively by us in good faith. (Section 9.01)
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.08)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Further information about the selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of UL Solutions Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

12,500,000 Shares
UL Solutions Inc.
Class A Common Stock

Joint bookrunning managers
(*in alphabetical order)

Goldman Sachs & Co. LLC*			J.P. Morgan*
BofA Securities
Jefferies	UBS Investment Bank		BNP PARIBAS
Co-managers
Baird	BTIG	Houlihan Lokey	Loop Capital Markets
PNC Capital Markets LLC	Raymond James	Stifel	William Blair
AmeriVet Securities	Bancroft Capital	Cabrera Capital Markets LLC	R. Seelaus & Co., LLC